UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 1997

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with its ongoing evaluation of its business in order to reduce expenses and improve efficiencies, FBL Financial Group, Inc. has decided to close its life insurance processing unit in Manhattan, Kansas. With this closure, issue and administration of all business in the state of Kansas will be transferred to FBL’s home office in West Des Moines, Iowa.

On July 19, 2005 FBL determined that as a result of the closure and some unrelated terminations, in the second half of 2005 it will expect to record a one time pre-tax charge of approximately $2.3 million related mainly to severance and early retirement benefits, which is $0.05 per share on an after-tax basis. Additionally, FBL expects to achieve pre-tax annual savings of approximately $4.0 million, which is $0.09 per share on an after-tax basis.

FBL also manages a significant property/casualty operation, located in the same Manhattan, Kansas office, which is unaffected by these changes.

Cautionary Statement Regarding Forward Looking Information

From time to time, we may publish statements relating to anticipated financial performance, business prospects, new products, and similar matters. These statements and others, which include words such as “expect”, “anticipate”, “believe”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for these types of statements. In order to comply with the terms of the safe harbor, please note that a variety of factors could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of our business include but are not limited to the following:
• Changes to interest rate levels and stock market performance may impact our lapse rates, market value of our investment portfolio and our ability to sell life insurance products, notwithstanding product features to mitigate the financial impact of such changes.
• Little or no gains in the entire series of call options purchased over the life of index annuities could cause us to incur expenses for credited interest over and above our option costs. This would cause our spreads to tighten and reduce our profits, or potentially result in losses on these products.
• The degree to which customers and agents (including the agents of our alliance partners) accept our products will influence our future growth rate.
• Extraordinary acts of nature or man may result in higher than expected claim activity.
• Changes in federal and state income tax laws and regulations may affect the relative tax advantage of our products.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

July 22, 2005	By:	James W. Noyce

Name: James W. Noyce
Title: Chief Financial Officer and Chief Administrative Officer